UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2026

IMMUNIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36201	56-2358443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Avenue of the Americas, Suite 200

New York, NY 10036

USA

(Address of principal executive offices)

Registrant’s telephone number, including area code: (332) 255-9818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001	IMUX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☐ No ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2026, Immunic, Inc., a Delaware corporation (the “Company”), announced the appointment of Jon Congleton as a member of the board of directors (the “Board”) of the Company, effective as of March 27, 2026. As a Class II director, Mr. Congleton’s term lasts until the Company’s 2028 annual meeting of stockholders (the “Annual Meeting”). Mr. Congleton will also act as Chair of the Compensation Committee of the Board.

Mr. Congleton, age 62, has served as President and Chief Executive Officer and as a member of the board of directors of Mineralys Therapeutics, Inc. (“Mineralys”) since November 2020. Prior to joining Mineralys, Mr. Congleton was the Chief Executive Officer of Impel NeuroPharma, Inc. from September 2017 to May 2020. Prior to that, he served as the Chief Executive Officer and as a director of Nivalis Therapeutics, Inc. from January 2015 to February 2017. Mr. Congleton was previously at Teva Pharmaceutical Industries Ltd. (Teva), where for over 18 years, he held positions in general management and global strategic marketing, including Senior Vice President of Teva’s Global Central Nervous System Disorders from April 2013 to December 2014, Senior Vice President of the Global Medicine Group from November 2011 to April 2013, and General Manager of Teva Neuroscience, Inc. in the United States. Prior to joining Teva, Mr. Congleton spent ten years in a variety of commercial roles with predecessor companies of Sanofi. Mr. Congleton earned a B.S. in marketing from Kansas State University.

In connection with his appointment as a director, Mr. Congleton received an inaugural grant of options to purchase up to a total of 500,000 shares of the Company’s common stock, effective March 27, 2026, which vest on a monthly basis over a three year period. The foregoing options have an exercise price per share equal to the closing price of the Company’s common stock on The Nasdaq Stock Market on March 27, 2026 (the “Award”). The Award is subject to the approval by the Company’s shareholders of an increase to the number of shares reserved for issuance under the Company’s 2019 Omnibus Equity Incentive Plan. Mr. Congleton will also receive cash compensation for his service on the Board in accordance with the Company’s non-employee director compensation policy, as described in the Company’s most recent proxy statement, as may be adjusted from time to time as set forth in the Company’s filings and reports made with the Securities and Exchange Commission.

Mr. Congleton and the Company entered into the Company’s standard form of indemnification agreement for directors and executive officers, the form of which has been incorporated by reference in the Company’s most recent annual report on Form 10-K.

Mr. Congleton is not a party to, and does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Congleton and any other persons pursuant to which he was selected as a director of the Company.

Effective on March 27, 2026, the Board determined that in connection with Mr. Congleton’s appointment to the Board, the size of the Board will be increased from eight to nine directors.

Item 7.01 Regulation FD Disclosure.

On March 31, 2026, the Company issued a press release, a copy of which is filed herewith as Exhibit 99.1, announcing the appointment of Mr. Congleton. The information set forth in this Item 7.01 and in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release, dated March 31, 2026
104	Cover Page to this Current Report on Form 8-K in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 31, 2026	Immunic, Inc.

	By:	/s/ Daniel Vitt
Daniel Vitt
Chief Executive Officer